UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 13, 2011
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of John P. Bilbrey as Director.  On June 15, 2011, the Board of Directors of The Hershey Company (the “Company”) elected John P. Bilbrey a director.  On May 17, 2011, Mr. Bilbrey was elected President and Chief Executive Officer of the Company pending further action of the Board of Directors.  The Board of Directors has concluded its consideration of further action and Mr. Bilbrey continues to hold these offices.  Mr. Bilbrey will not serve as a member of any Board committee.

As part of its action on June 15, the Board of Directors established Mr. Bilbrey’s compensation target under the Long Term Incentive Program of the Company’s Equity and Incentive Compensation Plan for 2012.  The target, effective January 1, 2012, will be 325% of Mr. Bilbrey’s 2012 base salary.  Long Term Incentive Program awards are generally granted equally in stock options and performance stock units.  Information about the Company’s compensation programs and practices is set forth in the proxy statement for the Company’s 2011 annual meeting of stockholders, filed with the Securities and Exchange Commission on March 15, 2011.

Terms and Conditions Applicable to Stock Option and Restricted Stock Unit Awards. On June 13, 2011, the Compensation and Executive Organization Committee of the Board of Directors approved standard terms and conditions relating to awards of stock options and special awards of restricted stock units under the Company’s Equity and Incentive Compensation Plan (“Incentive Plan”).  Copies of the documents, namely, Terms and Conditions of Nonqualified Stock Option Awards and Notice of Special Award of Restricted Stock Units, are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits
	10.1	Terms and Conditions of Nonqualified Stock Option Awards
	10.2	Notice of Special Award of Restricted Stock Units

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  June 16, 2011

THE HERSHEY COMPANY

By: /s/ Burton H. Snyder
Burton H. Snyder, Senior Vice President General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Terms and Conditions of Nonqualified Stock Option Awards
10.2	Notice of Special Award of Restricted Stock Units